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                                                                   Exhibit 10.17
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                              EMPLOYMENT AGREEMENT

                                  April 1, 1999
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          The parties to this Agreement are MedSource Technologies, Inc., a
Delaware corporation ("MedSource"), and James Drill (the "Executive").

                                    Recitals
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          The Company wishes to employ the Executive, and the Executive wishes to accept that employment, upon the terms and subject to the conditions set forth below.

                                    Agreement
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          It is agreed as follows:

          1.  Employment. The Company hereby employs the Executive and the
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Executive hereby accepts employment by the Company for the period commencing on the date hereof and ending on the third anniversary of the date hereof, unless extended or earlier terminated as set forth herein (the "Term").

          2.  Position and Duties. The Executive shall be the Company's Vice
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President of Sales and Marketing. The Executive shall perform his duties pursuant to this section 2, consistent with the directives of the board of directors, in the best interests of the Company, to the best of the Executive's ability and in a diligent manner, and the Executive shall devote his full skills and efforts and his entire business time to the performance of those duties and to the furtherance of the interests of the Company and its subsidiaries. All of such duties and responsibilities shall be subject to policies, guidelines and procedures as may be specified by the board of directors of the Company from time to time.

          3.  Remuneration.

          (a) The Executive shall receive a base salary at the rate of $87,300 in the first year hereunder and $200,000 per annum thereafter, which shall be payable in accordance with the Company's customary practice.

          (b) In addition to the Executive's base salary, the Executive shall be eligible to earn annual bonuses in such amounts as determined in the sole discretion of the board of directors of the Company. Although this bonus will vary based on the Executive's performance level relative to the Company's operating plan, at a performance level equal to the annual operating plan, the Executive shall be paid a bonus equal to $100,000. In lieu of the foregoing bonus, in the first fiscal year of the Term, the Company shall pay the Executive a minimum annual bonus of $150,000, such bonus to be payable in accordance with the Company's fiscal year bonus plan.

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          (c) Under separate agreement, the Executive will receive an option to purchase 12,000 shares of MedSource's common stock, par value $.01 per share, as provided therein.

          4.  Benefits; Expenses. During the Term, the Executive (i) shall be
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entitled to such health, medical, insurance and fringe benefits as are available generally to executives of the Company and (ii) shall be reimbursed for all reasonable and necessary expenses incurred in connection with the business of the Company and MedSource, upon the submission of appropriate documentation with respect thereto.

          5.  Continuation, Termination, Death and Disability.
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          (a) The Term may be extended beyond the initial period set forth in section 1 hereof as mutually agreed upon by the Company and the Executive. From and after the end of the Severance Period (as defined in section 5(c)), if any, for a period that, when combined with the Severance Period, if any, does not exceed three years (such period is referred to herein as the "Additional Term"), the Company may, at its option and upon delivery of written notice to the Executive not less than 30 days before expiration of the Term (or promptly after termination by the Executive), pay the Executive at an annualized rate of $200,000 per annum or, if he is employed by an Alternate Employer (as defined in section 5(c)), the difference, if any, between annualized rate of $200,000 per annum and the amount that the Executive is paid by such Alternate Employer; and for so long as the Company continues to pay the Executive such amount, in accordance with the Company's customary practice, the Executive hereby agrees that the provisions of sections 6(b) and 6(c) shall apply.

          (b) The Company may terminate this Agreement and the Executive's employment hereunder at any time for "Cause", which shall mean (i) the commission of fraud or embezzlement on the part of the Executive, (ii) a breach by the Executive of section 6 of this Agreement, (iii) the conviction of the Executive of, or the pleading by the Executive of guilty or no contest to, (x) any felony or (y) any crime involving moral turpitude on his part and/or (iv) a material failure by the Executive to discharge his duties, responsibilities and obligations under this Agreement after the Executive shall have been notified of such failure and shall have had a reasonable time to cure the same. In the event of the termination during the Term by the Company of the Executive's employment hereunder for Cause, the Executive shall be entitled to receive his base salary accrued but not paid through the date of termination.

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          (c)  In the event that the Company terminates the Executive's employment hereunder without Cause, the Company may, in lieu of any and all other payments or benefits payable to the Executive, pay the Executive at an annualized rate of $200,000 per annum (payable in accordance with the Company's customary practice) until the first anniversary of such termination
(the "Severance Period"); provided, however, that if, after the date of such
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termination (and before the first anniversary thereof), the Executive is employed by someone other than the Company (an "Alternate Employer") at a salary that is less than an annualized rate of $200,000, the Company shall, until the first anniversary of such termination (and for so long as the Executive is employed by such Alternate Employer), pay the Executive the difference, if any, between an annualized rate of $200,000 and the amount that the Executive is paid by such Alternate Employer. For so long as the Company pays the Executive pursuant to this section 5(c), the Executive hereby agrees that the provisions of sections 6(b) and 6(c) shall apply.

          (d)  In the event of the death or Permanent Disability
(as defined below) of the Executive during the Term, the Executive's employment shall terminate as of the date of death or the date of notice from the Company to the Executive terminating his employment due to his disability and the Executive's estate or the Executive, as the case may be, shall be entitled to receive all base salary accrued but not paid through the date of death or disability, as the case may be. "Permanent Disability" means a physical or mental impairment which, in the good faith determination of the Company's board of directors, renders the Executive unable to discharge the essential functions of the Employee's duties under this agreement.

          6.   Confidentiality; Nonsolicitation; Noncompetition.
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          (a)  The Executive acknowledges the time and expense incurred by the
Company and its subsidiaries in connection with developing proprietary and confidential information in connection with their business and operations.
The Executive agrees that he will not divulge, communicate, use to the detriment of the Company or its subsidiaries or affiliates (collectively the "Companies") or for the benefit of any other person, firm or entity, or misappropriate in any way, any confidential information or trade secrets relating to the Companies or any of their businesses including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), pro forma financial information, market analyses, acquisition terms and conditions, personnel information, trade processes, manufacturing methods, know-how, customer lists and relationships, supplier lists, or other non-public proprietary and confidential information relating to the Companies.

          (a) During the Term, the Severance Period, if any, and the Additional Term, if any, the Executive shall not, directly or indirectly, for himself or on behalf of any other person, firm or entity, employ, engage or retain any person who at any time during the preceding 12-month period shall have been an employee of any of the Companies or contact any supplier, customer or employee of any of the Companies for the purpose of soliciting or diverting any such supplier, customer or employee from the Companies or otherwise interfering with the business relationship of the Companies with any of the foregoing.

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         (b)  During the Term, the Severance Period, if any, and the Additional
Term, if any, the Executive shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or consultant or advisor to, or in any other capacity, or in any manner own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in, directly or indirectly, any activity that is the same as, similar to or competitive with, any business of the Companies as then conducted in the United States or Europe within 2,000 miles of any facility of the Companies or of any customer of the Companies; provided,
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however, that, notwithstanding the foregoing, the Executive may own up to 2% of
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the voting securities of any publicly-traded company.

         (c) The Executive acknowledges that his employment hereunder and agreements herein (including the agreements of this section 6) are reasonable and necessary for the protection of the Companies and are an essential inducement to the Company's entering into the Asset Purchase Agreement and related agreements. Accordingly, the Executive shall be bound by the provisions hereof (including the provisions of this section 6) to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

         (d) The Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a unique nature and that it would be difficult or impossible to replace such services and that by reason thereof the Executive agrees and consents that if he violates the provisions of this section 6, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued or specific enforcement to be required (without the necessity of any bond) restricting the Executive from committing or continuing any such violation.

         7.   Amendment and Modification. This Agreement may not be amended,
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modified or changed except in a writing signed by the party against whom such amendment, modification or change is sought to be enforced.

         8.   Waiver of Compliance; Consents. Except as otherwise provided in
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this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this section 8.

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          9.  Notices. Any notice, demand, request or other communication which
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is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor or (ii) certified or registered mail, postage paid, return receipt requested, (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

          (e) If to the Company, to:

                       c/o Kidd & Company, L.L.C.
                       Three Pickwick Plaza
                       Greenwich, Connecticut 06830
                       Attention: Richard J. Effress
                       Telecopier No.:(203) 661-1839

              with a copy to:

                       Parker Chapin Flattau & Klimpl, LLP
                       1211 Avenue of the Americas
                       New York, NY 10036
                       Attention: Edward R. Mandell
                       Telecopier No.:(212) 704-6288

          (f) If to the Executive, to:

                       The address set forth beneath the Executive's signature hereto.

          10. Binding Effect. This Agreement shall be binding upon and inure to
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the benefit of the Executive and his heirs and legal representatives and the
Company and its successors and assigns. Successors of the Company shall include, without limitation, any person acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereof be deemed "the Company" for the purposes hereof.

          11. Governing Law.  This Agreement shall be governed by the law of the
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state of Delaware applicable to agreements made and to be performed entirely in
Delaware.

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         12.  Entire Agreement. This Agreement constitutes the entire agreement
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and understanding of the parties hereto with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties with respect to those matters. There are no promises, representations, warranties, covenants or undertakings other than those set forth herein.

                                MEDSOURCE TECHNOLOGIES, INC.

                                By: /s/
                                    ___________________________________________
                                  Name:

                                  Title:

                                /s/
                                ________________________________________________
                                James Drill

                                Address:
                                    ____________________________________
                                    ____________________________________
                                    ____________________________________
                                    Telecopier No.:  (___) ___-____

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